Exhibit 1.8

HA SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

Amendment No. 7 to the At Market Issuance Sales Agreement

February 28, 2025

B. Riley Securities, Inc. 299 Park Avenue, 21st Floor New York, New York 10171	KeyBanc Capital Markets Inc. 127 Public Square, 7th Floor Cleveland, Ohio 44114

Barclays Capital Inc. 745 Seventh Avenue New York, New York, 10019	Mizuho Securities USA LLC 1271 Avenue of the Americas New York, New York 10020

BofA Securities, Inc. One Bryant Park New York, New York 10036	Morgan Stanley & Co. LLC 1585 Broadway New York, NY 10036

Citigroup Global Markets Inc. 388 Greenwich Street New York, New York, 10013	Nomura Securities International, Inc. Worldwide Plaza 309 West 49th Street New York, New York 10019

Credit Agricole Securities (USA) Inc. 1301 Avenue of the Americas New York, New York 10019	RBC Capital Markets, LLC Three World Financial Center 200 Vesey Street New York, New York 10281

Goldman Sachs & Co. LLC 200 West Street New York, New York 10282	Robert W. Baird & Co. Incorporated 777 E. Wisconsin Avenue Milwaukee, Wisconsin 53202

Jefferies LLC 520 Madison Avenue New York, New York 10022	Truist Securities, Inc. 50 Hudson Yards, 70th Floor New York, New York 10001 Attn: Equity Capital Markets

J.P. Morgan Securities LLC 383 Madison Avenue New York, New York 10179

Ladies and Gentlemen:

Reference is made to the At Market Issuance Sales Agreement, dated May 13, 2020, as amended by Amendment No. 1 to the At Market Issuance Sales Agreement, dated February 26, 2021, as further amended by Amendment No. 2 to the At Market Issuance Sales Agreement, dated March 1, 2022, as further amended by Amendment No. 3 to the At Market Issuance Sales Agreement, dated February 22, 2023, as further amended by Amendment No. 4 to the At Market Issuance Sales Agreement, dated May 10, 2023, as further amended by Amendment No. 5 to the At Market Issuance Sales Agreement, dated September 5, 2023, and as further amended by Amendment No. 6 to the At Market Issuance Sales Agreement, dated July 3, 2024 (as amended, the “Agreement”), among HA Sustainable Infrastructure Capital, Inc., a Delaware corporation (formerly incorporated in Maryland as Hannon Armstrong Sustainable Infrastructure Capital, Inc.) (the “Company”), and B. Riley Securities, Inc. (formerly B. Riley FBR, Inc.), Barclays Capital Inc., BofA Securities, Inc., Goldman Sachs & Co. LLC, Jefferies LLC, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Morgan Stanley & Co. LLC, Nomura Securities International, Inc., Truist Securities, Inc. and Wells Fargo Securities, LLC, as an agent and/or principal (each, an “Agent” or collectively, the “Agents”), with respect to the issuance and sale from time to time by the Company of shares of Common Stock having an aggregate gross sales price not to exceed $500,000,000 on the terms set forth in the Agreement.

In connection with the foregoing, the parties hereto wish to amend the Agreement through this Amendment No. 7 to the At Market Issuance Sales Agreement (this “Amendment”) to make certain changes to the Agreement with effect on and after the date hereof (the “Effective Date”).

SECTION 1. Definitions. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings assigned thereto in the Agreement.

SECTION 2. Amendments. The parties hereto agree, from and after the Effective Date, that:

(a)	Addressees:

(i)	The list of Agents on page 1 of the Agreement and their respective addresses are amended and restated as follows:

B. Riley Securities, Inc. 299 Park Avenue, 21st Floor New York, New York 10171	KeyBanc Capital Markets Inc. 127 Public Square, 7th Floor Cleveland, Ohio 44114

Barclays Capital Inc. 745 Seventh Avenue New York, New York, 10019	Mizuho Securities USA LLC 1271 Avenue of the Americas New York, New York 10020

BofA Securities, Inc. One Bryant Park New York, New York 10036	Morgan Stanley & Co. LLC 1585 Broadway New York, NY 10036

Citigroup Global Markets Inc. 388 Greenwich Street New York, New York, 10013	Nomura Securities International, Inc. Worldwide Plaza 309 West 49th Street New York, New York 10019

Credit Agricole Securities (USA) Inc. 1301 Avenue of the Americas New York, New York 10019	RBC Capital Markets, LLC Three World Financial Center 200 Vesey Street New York, New York 10281

Goldman Sachs & Co. LLC 200 West Street New York, New York 10282	Robert W. Baird & Co. Incorporated 777 E. Wisconsin Avenue, Milwaukee, Wisconsin 53202

Jefferies LLC 520 Madison Avenue New York, New York 10022	Truist Securities, Inc. 50 Hudson Yards, 70th Floor New York, New York 10001 Attn: Equity Capital Markets

J.P. Morgan Securities LLC 383 Madison Avenue New York, New York 10179

(b)	Introductory Paragraph

(i)	The first sentence of the first paragraph of the Agreement is amended and restated as follows:

HA Sustainable Infrastructure Capital, Inc., a Delaware corporation (formerly incorporated in Maryland as Hannon Armstrong Sustainable Infrastructure Capital, Inc.) (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell from time to time to or through either of B. Riley Securities, Inc., Barclays Capital Inc., BofA Securities, Inc., Citigroup Global Markets Inc., Credit Agricole Securities (USA) Inc., Goldman Sachs & Co. LLC, Jefferies LLC, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Morgan Stanley & Co. LLC, Mizuho Securities USA LLC, Nomura Securities International, Inc., RBC Capital Markets, LLC, Robert W. Baird & Co. Incorporated and Truist Securities, Inc., as sales agent and/or principal (each, an “Agent” and together, the “Agents”), shares (the “Shares”) of the Company’s common stock, $0.01 par value (the “Common Stock”), having an aggregate gross sales price not to exceed $500,000,000, on the terms set forth in this At Market Issuance Sales Agreement, as amended.

(ii)	For the avoidance of doubt, the amounts sold counted against the aggregate gross sales price shall not include amounts sold pursuant to the Agreement prior to the date hereof.

(c)	Form S-3:

(i)	The reference to Form S-3ASR (File No. 333-263169) shall be replaced with “Form S-3ASR (File No. 333-285461).”

(d)	Section 1(xxxii) (OFAC):

(i)	The reference to “Her Majesty’s Treasury” in Section 1(xxxii) is hereby replaced with “His Majesty’s Treasury”.

(e)	Section 10 (Notices):

(i)	Section 10 of the Agreement is hereby amended and restated as follows:

Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agents shall be directed to B. Riley Securities, Inc. at 299 Park Avenue, 21st Floor, New York, NY 10171, to Barclays Capital Inc. at 745 7th Avenue, New York, New York, 10019, Attention: Syndicate Registration, (fax number: 646-834 8133), to BofA Securities, Inc. at One Bryant Park, New York, NY 10036, Attention: DG ATM Execution (email: dg.atm_execution@bofa.com), to Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel (Facsimile: (646) 291-1469), to Credit Agricole Securities (USA) Inc. at 1301 Avenue of the Americas, New York, New York 10019, Attention: Equity Capital Markets, Email: equitycapitalmarkets@ca-cib.com, to Goldman Sachs & Co. LLC at 200 West Street, New York, New York 10282, Facsimile: (212) 902-9316, Attention: Registration Department, to Jefferies LLC, 520 Madison Avenue, New York, New York 10022, Attention: General Counsel, with a copy to CorpEqDeriv@jefferies.com, to J.P. Morgan Securities LLC at 383 Madison Avenue, 6th Floor, New York, New York 10179, Attention: Sanjeet Dewal, Facsimile: (212) 622-8783, Email: sanjeet.s.dewal@jpmorgan.com, to KeyBanc Capital Markets Inc. at 127 Public Square, 7th Floor, Cleveland, OH 44114, Attention: Chris Malik (cmalik@key.com), Michael Jones (michael.c.jones@key.com), John Salisbury (john.salisbury@key.com) and Nathan Flowers (nathan.flowers@key.com), Telephone: (216) 689-3910, to Morgan Stanley & Co. LLC at 1585 Broadway, 6th Floor, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department, to Mizuho Securities USA LLC at 1271 Avenue of the Americas, New York, New York 10020, Attention: Equity Capital Markets Desk, Telephone: (212) 205-7600, Email: US-ECM@mizuhogroup.com with a copy to legalnotices@us.mizuho-sc.com, to Nomura Securities International, Inc. at Worldwide Plaza, 309 West 49th Street New York, New York 10019, Attention: Equity Capital Markets, Americas, email: NomuraATMExecution@nomura.com, Fax: (646) 587-9562 with a copy to the Head of IBD Legal, Fax: (646) 587-9548, to RBC Capital Markets, LLC, Attention: Equity Capital Markets, 200 Vesey Street, New York, NY 10281, by telephone at 877-822-4089 or by email at equityprospectus@rbccm.com, to Robert W. Baird & Co. Incorporated at 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, attention of Syndicate Department, with a copy to the Legal Department (Fax: (414) 298-7474), and to Truist Securities, Inc. at 50 Hudson Yards, 70th Floor, New York, New York 10001, Attention: Equity Capital Markets (email: dl.atm.offering@truist.com); and notices to the Company shall be directed to it at One Park Place, Suite 200, Annapolis, MD 21401 (facsimile: (410) 571-6199), attention of Office of the General Counsel.

(f)	Section 19 (Recognition of the U.S. Special Resolution Regimes)

(i)	The following is hereby added as Section 19:

Section 19. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Agent that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Agent that is a Covered Entity or a BHC Act Affiliate of such Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 19, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 3. No Further Amendment. The Agreement, as amended by the Amendment, is in all respects ratified and confirmed and all the terms, conditions, and provisions thereof shall remain in full force and effect. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Agreement or any of the documents referred to therein.

SECTION 4. Governing Law. This Amendment and any claim, counterclaim, controversy or dispute of any kind or nature whatsoever arising out of or in any way relating to this Amendment, directly or indirectly, shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 5. Counterparts. This Amendment may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

SECTION 6. Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Amendment.

[Signature pages follow]

If the foregoing correctly sets forth the understanding between the Company and each of the Agents, please so indicate in the space provided below for that purpose, whereupon this Amendment and your acceptance shall constitute a binding agreement among the Company and each of the Agents.

Very truly yours,

HA SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

By:	/s/ Marc Pangburn
	Name:	Marc Pangburn
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Amendment No. 7 to the At Market Issuance Sales Agreement]

Accepted and agreed as of the date first above written:

B. RILEY SECURITIES, INC.

By:	/s/ Matthew Feinberg
Name: Matthew Feinberg
Title: Sr. Managing Director

[Signature Page to Amendment No. 7 to the At Market Issuance Sales Agreement]

BARCLAYS CAPITAL INC.

By:	/s/ Robert Stowe
Name: Robert Stowe
Title: Managing Director

[Signature Page to Amendment No. 7 to the At Market Issuance Sales Agreement]

BOFA SECURITIES, INC.

By:	/s/ Patrick Boultinghouse
Name: Patrick Boultinghouse
Title: Managing Director

[Signature Page to Amendment No. 7 to the At Market Issuance Sales Agreement]

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Greg Kantrowitz
Name: Greg Kantrowitz
Title: Managing Director

[Signature Page to Amendment No. 7 to the At Market Issuance Sales Agreement]

CREDIT AGRICOLE SECURITIES (USA) INC.

By:	/s/ Jean-Marc Nguyen
Name: Jean-Marc Nguyen
Title: Managing Director, Head of Investment Banking

By:	/s/ Northon Melo
Name: Northon Melo
Title: Managing Director

[Signature Page to Amendment No. 7 to the At Market Issuance Sales Agreement]

GOLDMAN SACHS & CO. LLC

By:	/s/ Ryan Cunn
Name: Ryan Cunn
Title: Managing Director

[Signature Page to Amendment No. 7 to the At Market Issuance Sales Agreement]

JEFFERIES LLC

By:	/s/ Don Lynaugh
Name: Don Lynaugh
Title: Managing Director

[Signature Page to Amendment No. 7 to the At Market Issuance Sales Agreement]

J.P. MORGAN SECURITIES LLC

By:	/s/ Sanjeet Dewal
Name: Sanjeet Dewal
Title: Managing Director

[Signature Page to Amendment No. 7 to the At Market Issuance Sales Agreement]

KEYBANC CAPITAL MARKETS INC.

By:	/s/ Christopher Malik
Name: Christopher Malik
Title: Managing Director, Equity Capital Markets

[Signature Page to Amendment No. 7 to the At Market Issuance Sales Agreement]

MIZUHO SECURITIES USA LLC

By:	/s/ James Watts
Name: James Watts
Title: Managing Director & Authorized Signatory

[Signature Page to Amendment No. 7 to the At Market Issuance Sales Agreement]

MORGAN STANLEY & CO. LLC

By:	/s/ James Scilacci
Name: James Scilacci
Title: Managing Director, Investment Banking

[Signature Page to Amendment No. 7 to the At Market Issuance Sales Agreement]

NOMURA SECURITIES INTERNATIONAL, INC.

By:	/s/ Jason Eisenhauer
Name: Jason Eisenhauer
Title: Managing Director

[Signature Page to Amendment No. 7 to the At Market Issuance Sales Agreement]

RBC CAPITAL MARKETS, LLC

By:	/s/ Young Kim
Name: Young Kim
Title: Managing Director

[Signature Page to Amendment No. 7 to the At Market Issuance Sales Agreement]

ROBERT W. BAIRD & CO. INCORPORATED

By:	/s/ Christopher Walter
Name: Christopher Walter
Title: Managing Director

[Signature Page to Amendment No. 7 to the At Market Issuance Sales Agreement]

TRUIST SECURITIES, INC.

By:	/s/ Keith Carpenter
Name: Keith Carpenter
Title: Managing Director

[Signature Page to Amendment No. 7 to the At Market Issuance Sales Agreement]